EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Atlassian Corporation (the “Company”) for the fiscal quarter ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each undersigned officer of the Company certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge:
1.    the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ATLASSIAN CORPORATION

Date: February 2, 2024	By:	/s/ Michael Cannon-Brookes
		Name:	Michael Cannon-Brookes
		Title:	Co-Chief Executive Officer (Co-Principal Executive Officer)

Date: February 2, 2024	By:	/s/ Scott Farquhar
		Name:	Scott Farquhar
		Title:	Co-Chief Executive Officer (Co-Principal Executive Officer)

Date: February 2, 2024	By:	/s/ Joseph Binz
		Name:	Joseph Binz
		Title:	Chief Financial Officer (Principal Financial Officer)
This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.